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                      AGREEMENT AND PLAN OF REORGANIZATION


                          among HEALTHDESK CORPORATION,

                           MC ACQUISITION CORPORATION,

                            MC INFORMATICS, INC. and

                  certain SHAREHOLDERS of MC INFORMATICS, INC.






                                 August 18, 1998


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                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 18th day of August 1998, by and among HealthDesk Corporation, a California corporation ("HealthDesk"), MC Acquisition Corporation, a California corporation and wholly-owned subsidiary of HealthDesk ("Sub"), MC Informatics, Inc., a California Corporation ("MCI") and the shareholders of MCI specified on the execution page hereof (the "Principal Shareholders").

                                    RECITALS

         A. The parties intend that, subject to the terms and conditions hereinafter set forth, Sub shall be merged with and into MCI, with MCI the surviving corporation (the "Merger"), pursuant to Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the laws of the State of California. Upon the Merger, the shareholders of MCI (the "MCI Shareholders") shall be entitled to receive shares of HealthDesk common stock, no par value, at the exchange ratio set forth herein.

         B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         C. It is the intention of the parties that following the consummation of the Merger that the MCI Shareholders shall own not less than 40% of the outstanding shares of HealthDesk.

                                    AGREEMENT

         NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

         1.       Definitions.

                  1.1 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

                  1.2 "Closing" and "Closing Date" shall have the meanings set forth in Section 2.4.

                  1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.4 "Commission" shall mean the Securities and Exchange Commission.

                  1.5 "MCI Common Stock" shall mean shares of MCI common stock, no par value, issued and outstanding at the Effective Time.

                  1.6 "MCI Shares" shall mean the shares of MCI common stock issued and outstanding at the Effective Time.

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                  1.7 "Confidential Information" shall mean that information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party") pursuant to this Agreement, in written form and marked "Confidential." If Confidential Information is initially disclosed orally, the Disclosing Party shall send a written summary of such information to the Receiving Party within fifteen (15) days of disclosure and mark such summary "Confidential." Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

                  1.8 "Contaminant" shall mean, without limitation, any pollutants, residues, infectious materials, flammable, dangerous, toxic or hazardous substances, hazardous materials or waste of any description whatsoever, except for non-hazardous waste of the kind generated in the normal course of operations, including any of the foregoing as defined in or regulated under any Environmental Law, including but not limited to polychlorinated biphenyls, asbestos or asbestos containing materials, petroleum and petroleum containing materials.

                  1.9 "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

                  1.10 "Dissenting Shares" shall mean any MCI Shares held by persons who have not voted such shares for approval of the Merger and with respect to which such persons have become entitled to exercise dissenter's rights in accordance with Chapter 13 of the California Corporations Code.

                  1.11 "Effective Time" shall mean the time the Merger becomes effective as defined in Section 2.5.

                  1.12 "Entity" shall mean corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

                  1.13 "Environmental Activity" shall mean, without limitation, any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, recycling, stabilization, disposition, handling or transportation or its affirmative or accidental release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater or any other activity, event or circumstance which is subject to any of the Environmental Laws including but not limited to noise, vibration, odor or similar nuisance.

                  1.14 "Exchange Ratio" shall mean that for each outstanding share of MCI Common Stock, such share will be converted into the right to receive 4.9 shares of HealthDesk Common Stock.

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                  1.15 "Environmental Laws" shall mean laws relating to the
environment or any Environmental Activity.

                  1.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  1.17 "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Entity and any court or other tribunal).

                  1.18 "Legal Proceeding" shall mean any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Body or any arbitrator or arbitration panel.

                  1.19 "Material" when capitalized and used in reference to the business, products or financial situation of MCI shall be construed, except as specifically provided, to qualify the matter referred to herein to matters with a value in excess of $10,000. For example, a "Material adverse effect" would be an adverse effect resulting in costs or expenses in excess of $10,000. When the word "material" is not capitalized it shall mean material with respect to the matter referenced. For example, a reference to a material breach of a particular agreement would mean a breach that is material with respect to the particular contract (and not necessarily with respect to the overall business of MCI or HealthDesk).

                  1.20 "HealthDesk Shares" shall mean the aggregate number of shares of HealthDesk common stock, no par value, issued in accordance with
Section 2.2.

                  1.21 "Merger" shall mean the merger of Sub with and into MCI, on the terms and conditions described herein.

                  1.22 "Person" shall mean any individual, Entity or Governmental Body.

                  1.23 "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing including rights granted by third parties under license agreements.

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                  1.24 "Representatives" shall mean officers, directors,
employees, agents, attorneys, accountants and advisors.

                  1.25 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  1.26 "Tax" or "Taxes" shall mean all U.S. federal, territorial, state, municipal, local or other taxes, including without limitation income capital, sales and use taxes, value added and goods and services taxes, excise taxes, transfer and stamp taxes, custom duties and franchise taxes, real and personal property taxes and payroll taxes (including tax withholdings, employer health taxes, workers' compensation assessments and ERISA plans and unemployment insurance premiums, contributions and remittances and the U.S. equivalents thereof), and penalties, interest and surcharges in respect of any of the foregoing and all words derived from or including the word "Tax," such as "Taxing" and "Taxation" shall bear a corresponding meaning.

                  1.27 "Transaction Documents" shall mean all documents or agreements required to be delivered by any party hereunder including the Agreement of Merger.

         2.       Plan of Reorganization.

                  2.1 The Merger. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into MCI in accordance with the applicable provisions of the laws of the State of California and with the terms and conditions of this Agreement so that:

                      (a) At the Effective Time, Sub shall be merged with and into MCI. As a result of the Merger, the separate corporate existence of Sub shall cease and MCI shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Sub in accordance with the laws of the State of California.

                      (b) The Articles of Incorporation and the Bylaws of Sub in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

                      (c) The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Surviving Corporation.

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                  2.2 Cancellation of Shares and Delivery of Consideration.

                      (a) At the Effective Time, each share of MCI capital stock, if any, that is owned directly or indirectly by MCI shall be canceled and no cash or other consideration shall be delivered in exchange therefor.

                      (b) At the Effective Time, each MCI Share (other than shares owned directly or indirectly by MCI) shall, by virtue of the Merger, and without further action on the part of any holder thereof, be converted and exchanged in accordance with the Exchange Ratio.

                      (c) At the Effective Time, each share of capital stock of Sub outstanding immediately prior to the Merger shall, by virtue of the Merger, and without further action on the part of any holder thereof, continue to be issued and shall be converted into one share of MCI common stock outstanding after the Merger.

                      (d) The Exchange Ratio shall be adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into HealthDesk Common Stock or MCI Common Stock), reorganization, recapitalization or other like change with respect to HealthDesk Common Stock or MCI Common Stock occurring after the date hereof and prior to the Effective Time.

                      (e) No fraction of a share of HealthDesk Common Stock shall be issued, but in lieu thereof each holder of MCI Shares who would otherwise be entitled to a fraction of a share of HealthDesk Common Stock (after aggregating all fractional shares of HealthDesk Common Stock to be received by such holder) shall receive from HealthDesk an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average closing price of a share of HealthDesk Common Stock for the five most recent days that HealthDesk Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq SmallCap Market.

                      (f) Any Dissenting Shares shall not be converted into HealthDesk Common Stock but shall instead be converted into the right to Dissenting Shares pursuant to the California Corporations Code. MCI agrees that, except with the prior written consent of HealthDesk, or as required under the California Corporations Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the California Corporations Code, becomes entitled to payment for MCI Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, HealthDesk shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing MCI Shares, the number of shares of HealthDesk Common Stock to which such shareholder would otherwise be entitled under this Section 2.2 less the number of shares of HealthDesk Common Stock allocable to such shareholder that have been deposited in the Indemnity Escrow.

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                  2.3 Exchange Procedures.

                      (a) Following the Closing Date, HealthDesk shall mail to each holder of record of certificate(s) or other documents which represent MCI Shares (the "Certificates"), to be exchanged pursuant to Section 2.2 hereof (i) a letter of transmittal (which shall specify that, with respect to the Certificates, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to HealthDesk and shall be in such form and have such other provisions as HealthDesk shall reasonably require) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for HealthDesk Shares. Upon surrender of a Certificate for cancellation to HealthDesk, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor his pro rata allocation of the HealthDesk Shares as to which such holder is entitled pursuant to Section 2.2 hereof. Certificates so surrendered pursuant to this Section 2.3 shall forthwith be canceled (if not otherwise canceled or terminated in accordance with their terms). In the event of a transfer of ownership of MCI Shares which is not registered on the transfer records of MCI, the appropriate number of HealthDesk Shares may be delivered to a transferee if the Certificate representing such transferred security is presented to HealthDesk and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender that number of HealthDesk Shares (without interest and subject to applicable withholding, escheat and other laws) to which such holder is entitled.

                      (b) Notwithstanding anything to the contrary in this
Section 2.3, none of HealthDesk, the Surviving Corporation or any party hereto shall be liable to a holder of MCI Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                      (c) The HealthDesk Shares paid in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to such MCI Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of MCI Shares. If, after the Effective Time, Certificates are presented to the surviving Corporation for any reason, they shall be canceled and exchanged as provided in Section 2.2.

                      (d) In the event any Certificates evidencing MCI Shares shall have been lost, stolen or destroyed, HealthDesk shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such holders pro rata allocation of HealthDesk Shares, as may be required pursuant to Section 2.2; provided, however, that HealthDesk may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against HealthDesk with respect to the Certificates alleged to have been lost, stolen or destroyed.

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                  2.4 The Closing. Subject to termination of this Agreement as provided in Section 12 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich LLP at 10:00 a.m. local time on the date three (3) days following the satisfaction of all conditions to closing set forth herein, or such other place, time and date as HealthDesk and MCI may mutually select (the "Closing Date").

                  2.5 Effective Time. Simultaneously with the Closing, the Agreement of Merger shall be filed in the office of the Secretary of State of the State of California. The Merger shall become effective immediately upon the filing of the Agreement of Merger with such office (the "Effective Time").

               3. Representations and Warranties of MCI. Except as otherwise set forth in the "MCI Disclosure Schedule," referencing the appropriate section and paragraph numbers, to be provided to HealthDesk prior to the Closing Date, MCI and the Principal Shareholders represent and warrant to HealthDesk as set forth below. No fact or circumstance disclosed to HealthDesk by MCI shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the MCI Disclosure Schedule. References herein to the "LLC" refer to MC Informatics LLC, a California limited liability company. Unless otherwise specified herein or the context otherwise requires, the representations apply to both MCI and the LLC.

                  3.1 Organization. MCI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power and authority to carry on its business as it is now being conducted and as it is proposed to be conducted. MCI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary. The MCI Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of MCI and a true and complete list of all jurisdictions in which MCI maintains any employees. The MCI Disclosure Schedule contains a true and complete list of all jurisdictions in which MCI is duly qualified to transact business as a foreign corporation. True and complete copies of MCI's charter documents as in effect on the date hereof and as to be in effect immediately prior to the Closing, have been provided to HealthDesk or its Representatives.

                  3.2 Capitalization.

                      (a) The authorized capital stock of MCI as of the date of this Agreement consists of One Million (1,000,000) shares of MCI common stock; and, as of the date of this Agreement, one million (1,000,000) shares of MCI common stock are issued and outstanding and held of record by MCI Shareholders as set forth and identified in Section 3.2(a) of the MCI Disclosure Schedule.

                      (b) Except as set forth in Section 3.2((b)) of the MCI Disclosure Schedule, there are no outstanding options, warrants, rights, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of MCI other than as contemplated by this Agreement. There

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are no voting trust, buy-sell or other similar agreements in place among the MCI
Shareholders and MCI.

                      (c) All of the outstanding securities of MCI have been duly authorized and are validly issued, fully paid and nonassessable. All securities of MCI were issued in compliance with applicable securities laws. None of MCI's outstanding securities were issued in consideration in whole or in part for any contribution, transfer, assignment or any proprietary rights.

                  3.3 Power, Authority and Validity. MCI has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of MCI, and no other corporate proceedings are necessary to authorize this Agreement or the other Transaction Documents. MCI is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. This Agreement is, and each of the other Transaction Documents to which MCI will be a party, when executed and delivered by MCI shall be, the valid and binding obligation of MCI enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  3.4 Financial Statements.

                      (a) Schedule 3.4(a) of the MCI Disclosure Schedule sets forth the following: (i) the balance sheet and consolidated statements of income and changes in financial condition for the fiscal years ended December 31, 1996 and 1997 and for the five month period ended May 31, 1998 for the LLC and (ii) MCI's consolidated unaudited balance sheet dated as of May 31, 1998 (the "MCI Balance Sheet") (the financial statements described in clauses (i) and (ii) collectively, the "MCI Financial Statements").

                      (b) The MCI Financial Statements are complete and in accordance with the books and records of MCI and present fairly in all respects the financial position of MCI as of their historical dates. Except and to the extent reflected or reserved against in the MCI Balance Sheet, MCI does not have, as of the date of such balance sheet, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto). The aggregate reserves, if any, reflected on the MCI Financial Statements are adequate in light of the contingencies with respect to which they are made.

                      (c) MCI does not have any debt, liability, or obligation of any nature, whether accrued, absolute or contingent that is not reflected or reserved against in the MCI Financial Statements, except that MCI has not established any reserves with respect to the costs and fees associated with this Agreement and the transactions contemplated hereby. All debts,

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liabilities, and obligations incurred after the date of the MCI Financial
Statements, whether absolute or contingent, were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

                  3.5 Tax Matters.

                      (a) MCI has fully and timely, properly and accurately filed all Tax returns and reports required to be filed by it (the "MCI Returns"), including all federal, foreign, state and local returns and reports for all years and periods for which any such returns or reports were due. The MCI Returns and all other Tax returns and reports filed by MCI were prepared in the manner required by applicable law. Except for any goods and services income Tax due upon the filing of the MCI Returns, all income, sales, use, occupation, property or other Taxes or assessments due from MCI has been paid, and there are no pending assessments, asserted deficiencies or claims for additional Taxes that have not been paid. The reserves for Taxes, if any, reflected on the MCI Financial Statements are adequate and there are no Tax liens on any property or assets of MCI. There have been no audits or examinations of any Tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further Tax liability beyond that shown on the respective Tax reports or returns. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income Tax return or report for any period.

                      (b) All Taxes which MCI has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

                      (c) MCI is not a party to any tax-sharing agreement or similar arrangement with any other party.

                      (d) At no time has MCI been included in the federal consolidated income Tax return of any affiliated group of corporations.

                      (e) No payment which MCI is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

                      (f) MCI will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(c) of the Code or any provision of the Tax laws of any jurisdiction requiring Tax adjustments as a result of a change in method of accounting implemented by MCI prior to the Closing Date for any Tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into by MCI prior to the Closing Date with any taxing authority with regard to the Tax liability of MCI for any Tax period (or portion thereof) ending on or before the Closing Date.

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                      (g) MCI is not currently under any contractual obligation
to pay to any Governmental Body any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

                  3.6 Absence of Certain Changes or Events. Except as set forth in Section 3.6 of the MCI Disclosure Schedule, from May 31, 1998, to the date of this Agreement, MCI has not:

                      (a) suffered any Material adverse change in its financial condition or in the operations of its business, nor any Material Adverse Change in its balance sheet, including but not limited to cash distributions or decreases in the net assets of MCI;

                      (b) suffered any physical damage, destruction or loss, whether or not covered by insurance, in an aggregate amount in excess of Ten Thousand Dollars ($10,000);

                      (c) granted or agreed to make any increase in the compensation payable or to become payable by MCI to its officers or employees, except those occurring in the ordinary course of business;

                      (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of MCI or declared any direct or indirect redemption, retirement, purchase or other acquisition by MCI of such shares;

                      (e) issued any shares of capital stock of MCI or any warrants, rights, options or entered into any commitment relating to the shares of MCI;

                      (f) made any change in the accounting methods or practices it followed, whether for general financial or Tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

                      (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

                      (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except for equipment sales in the ordinary course of their business;

                      (i) suffered any dispute involving any employee that could have a Material adverse effect on MCI;

                      (j) engaged in any activity or entered into any commitment or transaction (including without limitation any borrowing or capital expenditure), in either case, other than in the ordinary course of business;

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                      (k) incurred any liabilities, absolute or contingent
except for (i) liabilities identified as such in the "liabilities" column of the MCI Financial Statements; (ii) accounts payable or accrued salaries that have been incurred by MCI since December 31, 1997, in the ordinary course of business and consistent with MCI's past practices; and (iii) liabilities in Section 3.6((k)) of the MCI Disclosure Schedule;

                      (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, other than any purchase money security interests incurred in the ordinary course of business;

                      (m) made any capital expenditure or commitment for additions to property, plant or equipment, in the aggregate, in excess of Ten Thousand Dollars ($10,000);

                      (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or shareholders or any Affiliate or associate of any of the foregoing;

                      (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed in the MCI Disclosure Schedule;

                      (p) agreed to take any action described in this Section
3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

                  3.7 Title and Related Matters. MCI has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the MCI Financial Statements or acquired after the date of the MCI Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the MCI Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current Taxes not yet due and payable and except for liens which in the aggregate do not secure more than Ten Thousand Dollars ($10,000) in liabilities. All of the tangible and intangible rights of the LLC have been duly and validly transferred to MCI. Except as noted in Section 3.7 of the MCI Disclosure Schedule, the equipment of MCI used in the operation of its business is in good operating condition and repair, normal wear and tear excepted. All real or personal property leases to which MCI is a party are valid, binding, enforceable and effective in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. There is not under any of such leases any existing default by MCI or, any other event of default or event which, with notice or lapse of time or both, would constitute a default by any other party to such leases. Section 3.7 of the MCI Disclosure Schedule contains a description of all real and personal property leased or owned by MCI, describing its interest in said property and with respect to real property a description of each parcel and a summary description of the buildings, structures and improvements thereon. True and correct copies of MCI's leases have been provided to HealthDesk or its Representatives.

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                  3.8 Proprietary Rights and Warranty Claims.

                      (a) Section 3.8(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned or used by MCI (each a "MCI Proprietary Asset" and collectively, the "MCI Proprietary Assets") registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such MCI Proprietary Asset, and
(ii) the names of the jurisdictions covered by the applicable registration or application. Section 3.8(a)(ii) of the MCI Disclosure Schedule identifies and provides a brief description of all other MCI Proprietary Assets. Section 3.8(a)(iii) of the MCI Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to MCI by any Person (except for any Proprietary Asset that is licensed to MCI under any third party software license generally available to the public at a cost of less than One Thousand Dollars ($1,000)), and identifies the license agreement under which such Proprietary Asset is being licensed to MCI. Except as set forth in Section 3.8(a)(iv) of the MCI Disclosure Schedule, MCI has good, valid and marketable title to all MCI Proprietary Assets identified in Sections 3.8(a)(i) and 3.8(a)(ii) of the MCI Disclosure Schedule, free and clear of all liens and other encumbrances and of all third party licensed technology, and has a valid right to use all Proprietary Assets identified in Section 3.8(a)(iii) of the MCI Disclosure Schedule. Except as set forth in Section 3.8(a)(v) of the MCI Disclosure Schedule, MCI is not obligated to make any payment to any Person for the use of any Proprietary Asset. Except as set forth in Section 3.8(a)(vi) of the MCI Disclosure Schedule, MCI has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights.

                      (b) Except as set forth in Section 3.8(b) of the MCI Disclosure Schedule, MCI has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all MCI Proprietary Assets (except MCI Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all MCI Proprietary Assets. Except as set forth in the MCI Disclosure Schedule, MCI has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of any of the MCI Proprietary Assets used in or necessary for the conduct of business by MCI as currently conducted by MCI.

                      (c) MCI is not infringing, misappropriating or making any unlawful use of, and MCI has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person ("Third Party Proprietary Asset"). No other person is infringing, misappropriating or making any unlawful use of, and no Third Party Proprietary Asset owned or used by any other person infringes or conflicts with, any MCI Proprietary Asset.

                      (d) Except as set forth in Section 3.8(d) of the MCI Disclosure Schedule: (i) each MCI Proprietary Asset conforms with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of MCI; and (ii) there has not been any claim made against MCI by any customer or other person alleging that any MCI Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by MCI to any person) does not conform with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of MCI, and there is no basis for any such claim.

                      (e) MCI's Proprietary Assets constitute all the proprietary assets necessary to enable MCI to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in
Section 3.8(e) of the MCI Disclosure Schedule, (i) MCI has not licensed any of the MCI Proprietary Assets to any person on an exclusive basis, and (ii) MCI has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the MCI Proprietary Assets or to transact business in any market or geographical area or with any person.

                  3.9 Employee Benefit Plans. MCI does not maintain, or is obligated to contribute to, any defined benefit pension plan or any employee benefit plan that is subject to either Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") or the minimum funding standards of ERISA or the Code. Each bonus, incentive, deferred compensation, pension, profit-sharing, retirement, vacation, severance pay, stock purchase, stock option, group insurance and other employee benefit or fringe benefit plans, whether formal or informal (whether written or not), maintained by MCI conforms to all applicable requirements, if any, of ERISA. Section 3.9 of the MCI Disclosure Schedule lists and describes all such plans.

                  3.10 Bank Accounts and Receivables. Section 3.10 of the MCI Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which MCI maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom. Section 3.10 of the MCI Disclosure Schedule sets forth an accurate and complete breakdown and aging of all accounts receivable, notes receivable, and other receivables of MCI as of the date of the Balance Sheet. Except as set forth on the MCI Disclosure Schedule all existing accounts receivable of MCI (including those accounts receivable reflected on the MCI Financial Statements that have not yet been collected and those accounts receivable that have arisen since May 31, 1998 and have not yet been collected) (i) represent valid obligations of customers of MCI arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or setoff (net of an allowance for doubtful accounts not to exceed Ten Thousand Dollars ($10,000) in the aggregate).

                  3.11 Contracts.

                       (a) Section 3.11(a) the MCI Disclosure Schedule identifies each document or instrument to which MCI is a party and that relates to the acquisition, transfer, use, development, sharing or licensing of any technology or MCI Proprietary Asset.

                       (b) Except as set forth in Section 3.11(b) the MCI Disclosure Schedule,

                           (i) MCI has no agreements, contracts or commitments
that call for fixed and/or contingent payments or expenditures by or to MCI of more than Ten Thousand Dollars ($10,000) over the life of any such agreement, contract or commitment.

                           (ii) MCI has no purchase agreement, contract or
commitment that calls for fixed and/or contingent payments by MCI that are in excess of the normal, ordinary and usual requirements of MCI's business.

                           (iii) There is no outstanding sales contract,
commitment or proposal (including, without limitation, development projects) of MCI that MCI currently expects (or reasonably should expect) to result in any loss to MCI upon completion or performance thereof.

                           (iv) MCI has no outstanding agreements, contracts or
commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

                           (v) MCI has no outstanding agreements, contracts or
commitments with sales representatives, OEM's, distributors or dealers.

                           (vi) MCI is not restricted by agreement from
competing with any person or from carrying on its business anywhere in the world.

                           (vii) MCI has not guaranteed any obligations of other
persons, including each other, or made any agreements to acquire or guarantee any obligations of other persons, including each other.

                           (viii) MCI does not have any outstanding loan or
advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by MCI of any sum not reflected in the MCI Financial Statements.

                           (ix) All Material contracts, agreements and
instruments listed in the MCI Disclosure Schedule pursuant to Section 3.11 (a) and (b) (the "MCI Material Contracts") are valid, binding, in full force and effect, and enforceable by MCI in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No party to any MCI Material Contract intends to cancel, withdraw, modify or amend such contract.

                       (c) MCI has delivered to HealthDesk accurate and complete copies of all written MCI Material Contracts, including all amendments thereto and any correspondence regarding any dispute with respect thereto. MCI has not entered into any Material oral contracts.

                       (d) Except as set forth in Section 3.11(d) of the MCI Disclosure Schedule:

                           (i) MCI has not violated or breached, or committed
any default under, any MCI Material Contract, and no other person has violated or breached, or committed any default under, any MCI Material Contract;

                           (ii) No event has occurred, and no circumstance or
condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any MCI Material Contract, (B) give any person the right to declare default or exercise any remedy under any MCI Material Contract, (C) give any person the right to accelerate the maturity or performance of any MCI Material Contract; or (D) give any person the right to cancel, terminate or modify any MCI Material Contract;

                           (iii) There are no unresolved claims between MCI and
any of its principal licensors, vendors, suppliers, distributors, representatives or customers and none of such persons has advised MCI of its intention to cease doing business with MCI, or with HealthDesk following the Closing Date, whether as a result of the transactions contemplated hereunder.

                  3.12 Compliance With Law. MCI is in compliance in all material respects with all applicable laws and regulations. All licenses, franchises, permits and other governmental authorizations held by MCI and which are required for its business are valid and sufficient in all respects for the businesses presently carried on by MCI and as set forth in the MCI Disclosure Schedule.

                  3.13 Labor Difficulties; No Discrimination.

                       (a) MCI is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment and employment practices, health and safety, human rights, terms and conditions of employment, and wages and hours. (b) There is no unfair labor practice complaint against MCI actually pending or threatened before a labor relations board.

                       (c) There is and has not been any claim made against MCI based on actual or alleged wrongful termination or on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor is there any basis for any such claim.

                       (d) MCI is not aware of any MCI employee who intends to terminate his or her employment with MCI as a result of the Merger or otherwise.

                  3.14 Insider Transactions. No Affiliate of MCI has any interest in (i) any equipment or other property, real or personal, tangible or intangible, including, without limitation, any MCI Proprietary Asset, used in connection with or pertaining to the businesses of MCI, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of MCI; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company whose stock or debt securities are traded on a recognized U.S. stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

                  3.15 Employees, Independent Contractors and Consultants.
Section 3.15 of the MCI Disclosure Schedule lists and describes all currently effective written and oral consulting, independent contractor and/or employment agreements and other agreements concluded with individual employees, independent contractors or consultants to which MCI is a party. True and correct copies of all such written agreements have been provided to HealthDesk or its Representatives. All salaries and wages paid by MCI are in compliance in all respects with applicable federal, state and local laws. Section 3.15 of the MCI Disclosure Schedule lists the names of all persons currently employed by MCI as well as the salaries and other compensation arrangements (bonus, deferred compensation, etc.) and the accrued vacation time for each such person.

                  3.16 Insurance. Section 3.16 of the MCI Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by MCI. MCI has done nothing, either by way of action or inaction, that might invalidate such insurance policies in whole or in part.

                  3.17 Litigation. Except as set forth in Section 3.17 of the MCI Disclosure Schedule, there is no suit, action or proceeding which has been served upon or threatened against MCI (nor is there any reasonable basis therefor), in each case other than immaterial matters, or which questions or challenges the validity of this Agreement or the Transaction Documents. Except as set forth in Section 3.17 of the MCI Disclosure Schedule, there is no judgment, decree, injunction, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against MCI.

                  3.18 Subsidiaries. Except as set forth in Section 3.18 of the MCI Disclosure Schedule, MCI has no subsidiaries. Except as set forth in Section
3.18 of the MCI Disclosure Schedule, MCI does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, joint venture, firm, association or business organization, entity or enterprise, and MCI does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

                  3.19 Compliance with Environmental Requirements. MCI has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to MCI and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. Except as set forth in Section 3.19 of the MCI Disclosure Schedule, MCI is in compliance with all terms and conditions of the required permits, licenses and authorizations. Except as set forth in Section 3.19 of the MCI Disclosure Schedule, MCI is not aware of, nor has MCI received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to MCI, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

Except as disclosed in Section 3.19 of the MCI Disclosure Schedule,

                       (a) No Environmental Activity has occurred in the business of MCI or on or in relation to any premises currently or formerly used by MCI which may cause MCI to incur expenses or costs for the elimination, neutralization or amelioration of the results of the Environmental Activity or become liable for compensation to any third party.

                       (b) MCI has held its assets, occupied its respective premises, operated its respective businesses and conducted all other activities in compliance with all Environmental Laws. MCI has not received any notice of non-compliance with Environmental Laws from any person or governmental authority and MCI does not know of any facts which could give rise to any such notice.

                       (c) There are no underground storage tanks or surface impoundments at, on, or under premises formerly or currently used by MCI.

                       (d) MCI has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by any Environmental Laws. Section 3.19 of the MCI Disclosure Schedule lists each environmental permit and each Environmental Audit conducted with respect to MCI or its premises while occupied by either of them. An "Environmental Audit" shall mean any evaluation, inspection, assessment, study or test performed at the request of or on behalf of a governmental authority, including but not limited to, a public liaison committee, as well as a self-evaluation, whether or not required by Environmental Law.

                  3.20 Corporate Documents. MCI has furnished to HealthDesk for its examination: (i) copies of its charter documents; (ii) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to MCI, or any securities of MCI, and all applications for such permits, orders, and consents; and (iv) the stock transfer books of MCI setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of MCI are complete and, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

                  3.21 Accuracy of Information In Information or Proxy Statement. The information furnished by MCI to the MCI Shareholders in connection with the solicitation of shareholder consent or proxies for the approval and adoption of this Agreement and the approval and adoption of the Merger shall not, on the date the Information or Proxy Statement is first mailed to the HealthDesk shareholders, on any date subsequent thereto and prior to the Effective Time or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consent or proxies which has become false or misleading.

                  3.22 No Brokers. Neither MCI nor any shareholder, officer or director of MCI is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

                  3.23 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, the schedules or exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement to HealthDesk by MCI are complete and correct. No representations or warranties made by MCI in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to HealthDesk pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading. There is no fact which materially and adversely affects MCI known to MCI which has not been expressly and fully set forth in this Agreement or the schedules and exhibits hereto.

               4. Representations and Warranties of HealthDesk and Sub. HealthDesk represents and warrants to MCI as set forth below.

                  4.1 Organization. HealthDesk and Sub are corporations duly organized, validly existing and in good standing under the laws of their jurisdictions and have corporate power and authority to carry on their businesses as they are now being conducted and as they are proposed to be conducted.

                  4.2 Power, Authority and Validity. HealthDesk and Sub have the corporate power and authority to enter into this Agreement and other Transaction Documents to which they are a party and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of HealthDesk and Sub, and no other corporate proceedings are necessary to authorize this Agreement or the other Transaction Documents. HealthDesk and Sub are not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit or subject to any order or decree, which would be breached or violated in a material manner by or in material conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. This Agreement is, and the other Transaction Documents to which HealthDesk and Sub are a party, when executed and delivered by HealthDesk and Sub shall be, the valid and binding obligations of HealthDesk and Sub, enforceable in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  4.3 Capitalization.

                      (a) The authorized capital stock of HealthDesk as of the date of this Agreement consists of: (i) seventeen million (17,000,000) shares of common stock, of which 5,792,845 shares are issued and outstanding and (ii) three million (3,000,000) shares of preferred stock, one million (1,000,000) of which shares of preferred stock have been designated as Series A Preferred Stock, none of which are issued or outstanding and seven hundred fifty (750) of which shares have been designated as Series B Preferred Stock, four hundred twenty five (425) of which are issued and outstanding. The Company has reserved one million seven hundred thousand (1,700,000) shares of common stock for issuance upon conversion of the outstanding Series B Preferred Stock. HealthDesk has reserved 844,755 shares of common stock for issuance to employees, directors and consultants, upon exercise of stock options, including outstanding options for 652,923 shares of common stock. HealthDesk has also reserved 1,955,000 shares of Common Stock for issuance upon exercise of its outstanding publicly traded convertible warrants and 340,000 shares of Common Stock which may be issuable upon exercise of a warrant for the purchase of (i) 170,000 shares of Common Stock and (ii) a warrant for the purchase of 170,000 shares of Common Stock which were granted to the underwriter in connection with the Company's initial public offering.

                      (b) All of the outstanding securities of HealthDesk have been duly authorized and are validly issued, fully paid and nonassessable. All securities of HealthDesk were issued in compliance with applicable securities laws. Except as otherwise set forth in the HealthDesk Disclosure Schedule or in the HealthDesk Commission Documents (as defined in Section 4.4 below), HealthDesk does not have any other shares of its capital stock issued or outstanding and does not have any other outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating HealthDesk to issue shares of its capital stock or other securities.

                  4.4 Commission Documents; Financial Statements. HealthDesk has made available to MCI a true and complete copy of each statement, report, registration statement, definitive proxy statement and other filings filed with the Commission by HealthDesk since January 1, 1998; and, prior to the Effective Time, HealthDesk will have made available to MCI any additional documents filed with the Commission by HealthDesk prior to the Effective Time (collectively, the "HealthDesk Commission Documents"). In addition, HealthDesk has made available to MCI all exhibits to the HealthDesk Commission Documents filed prior to the date hereof, and will promptly make available to MCI all exhibits to any additional HealthDesk Commission Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the HealthDesk Commission Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither HealthDesk nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the HealthDesk Commission Documents compiled in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the HealthDesk Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed HealthDesk Commission Document prior to the date hereof. The financial statements of HealthDesk, including the notes thereto, included in the HealthDesk Commission Documents (the "HealthDesk Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the Commission). The HealthDesk Financial statements fairly present the consolidated financial condition and operating results of HealthDesk and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in HealthDesk accounting policies except as described in the notes to the HealthDesk Financial Statements. HealthDesk has filed in a timely manner all reports required to be filed with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act during the 12 calendar months prior to the date hereof.

                  4.5 Accuracy of Documents and Information. No representations or warranties made by HealthDesk or Sub in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to MCI pursuant to this Agreement, taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

                  4.6 No Brokers. HealthDesk is not obligated to pay fees or expenses to any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

               5. Representations and Warranties of Principal Shareholders.

                  Each Principal Shareholder as to itself, himself or herself represents and warrants to HealthDesk as follows:

                  5.1 No person or entity not a signatory of this Agreement has a beneficial interest in or a right to acquire or vote the MCI Shares held of record by such Principal Shareholder or any portion thereof (except, with respect to shareholders which are partnerships, partners of such shareholders). The MCI Shares are and will be, at all times until the Closing, free and clear of any liens, claims, options, charges or other encumbrances. Principal Shareholder's principal place of residence or place of business is set forth on the signature page hereto.

                  5.2 Principal Shareholder will not transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the MCI Shares or any New Securities (as defined below), or make any offer or agreement relating thereto, at any time prior to the Closing.

                  5.3 Principal Shareholder agrees that any shares in the capital stock of MCI that Principal Shareholder purchases or with respect to which Principal Shareholder otherwise acquired beneficial ownership after the date of this Agreement and prior to the Closing (the "New Securities") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted MCI Shares.

               6. Covenants of MCI.

                  6.1 Advice of Changes. MCI will promptly advise HealthDesk in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of MCI contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in MCI's business, taken as a whole.

                  6.2 Conduct of Business. Until the Closing, MCI will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of HealthDesk:

                      (a) borrow any money which borrowings exceed in the aggregate Ten Thousand Dollars ($10,000);

                      (b) incur any liability other than in the ordinary and usual course of business or in connection with the performance or consummation of this Agreement;

                      (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business;

                      (d) dispose of any of its assets, except inventory in the regular and ordinary course of business;

                      (e) enter into any lease or contract for the purchase or sale of any property, real or personal except for inventory purchased in the ordinary course of business or other leases or contracts for less than $25,000;

                      (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

                      (g) pay or authorize any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses;

                      (h) adopt or change any accounting methods;

                      (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

                      (j) amend or terminate any contract, agreement or license to which it is a party except non-Material agreements in the ordinary course of business or other agreements with an annual value of less than $100,000;

                      (k) enter into any Material contract;

                      (l) loan any Material amount to any person or entity, or guaranty or act as a surety for any obligation;

                      (m) waive or release any Material right or claim, except in the ordinary course of business;

                      (n) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock or amend the terms of any agreement regarding the foregoing;

                      (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                      (p) merge, consolidate or reorganize with any entity;

                      (q) amend its Articles of Incorporation or Bylaws;

                      (r) make or change any election, change any annual accounting period, file any tax return or amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to MCI, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to MCI, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of MCI or HealthDesk; or

                      (s) agree to do any of the things described in the preceding clauses of this Section 6.2.

                  6.3 Risk of Loss. Until the Closing and subject to the confidentiality and nonuse provisions hereof, all risk of loss, damage or destruction to MCI's assets shall be borne by MCI, and the Merger terms described in Section 2 shall, in case of any such loss, damage or destruction, be revised as the parties may agree, or this Agreement shall be terminated in accordance with Section 12.

                  6.4 Access to Information. Until the Closing and subject to the confidentiality and nonuse provisions hereof, MCI shall allow HealthDesk and its Representatives free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, MCI shall cause its accountants to cooperate with HealthDesk and its Representatives in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

                  6.5 Regulatory Approvals. Prior to the Closing, MCI shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which HealthDesk may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement MCI shall use its best efforts to obtain all such authorizations, approvals and consents.

                  6.6 Satisfaction of Conditions Precedent. MCI will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                  6.7 Equity Compensation Arrangements. Prior to the Closing, any obligation of MCI to issue stock, warrants or options which have been offered or promised to the employees of MCI shall have been fulfilled or been terminated to the satisfaction of HealthDesk.

                  6.8 Shareholder Consent. Prior to the Closing, whether by special meeting or written consent of its shareholders, MCI will submit this Agreement, the Agreement of Merger and related matters to its shareholders for consideration and approval, and the Board of Directors of MCI will recommend such approval to the MCI Shareholders. Each of the Principal Shareholders agrees to vote all shares of MCI capital stock in respect of which each such shareholder is entitled to vote at any meeting, in favor of the Merger, the approval of the transactions contemplated by this Agreement.

                  6.9 Nonaccredited Investors. Prior to the Closing, (i) MCI shall not take any action, including the granting of employee stock options, that could cause the number of MCI Shareholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act to increase to more than 35 prior to the Closing; and (ii) MCI shall arrange for the appointment of an investor representative meeting the requirements of Regulation D under the Securities Act.

               7. Covenants of HealthDesk and Sub.

                  7.1 Advice of Changes. HealthDesk and Sub will promptly advise MCI in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of HealthDesk or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

                  7.2 Regulatory Approvals. Prior to the Closing, HealthDesk and Sub shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which MCI may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Such persons and entities shall use their best efforts to obtain all such authorizations, approvals and consents.

                  7.3 Satisfaction of Conditions Precedent. HealthDesk will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 10, and HealthDesk will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                  7.4 Listing of Additional Shares. HealthDesk shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the HealthDesk Shares.

                  7.5 Shareholder Notes. Promptly following the Closing, HealthDesk shall repay the outstanding note obligations of MCI to the Principal Shareholders in an aggregate amount not to exceed $150,000. Without limiting the generality of the foregoing, in lieu of such repayment, the Shareholders shall have the right, which right must be elected, if at all, in writing prior to the

Closing, to (i) convert such indebtedness as of the Closing into HealthDesk Common Stock based upon a conversion price of $0.50 per share or (ii) agree to not have such obligations paid at that time and continue as a note payable on such terms as may be agreed between the Principal Shareholders and HealthDesk.

                  7.6 Sale of HealthDesk Assets. The parties acknowledge that it is the intention of HealthDesk to seek a buyer for its current operating assets relating to its HealthDesk Online product (the "Historical HealthDesk Business"). HealthDesk will use reasonable commercial efforts to negotiate a sale of such assets as soon as reasonably practicable. Any proceeds of such sale shall first be applied to satisfy liabilities and shall otherwise be retained by HealthDesk to satisfy the minimum working capital and cash requirements set forth herein. If HealthDesk is unable to effect such a sale or is otherwise unable to meet the working capital and cash requirements which are a condition to Closing, HealthDesk shall seek to raise additional equity capital; provided however, that in such event, the number of shares issuable to the MCI Shareholders shall be proportionately increased such that such shareholders hold not less than forty percent (40%) of the total outstanding shares of HealthDesk as of the Closing.

                  7.7 Maintenance of Minimum Working Capital.

                      (a) For the purposes of this Section, "Underreserved Liabilities" shall mean (i) any specific liabilities of the Historical HealthDesk Business which were recorded in the company's financial statements immediately prior to the Closing ("HealthDesk Closing Balance Sheet") for which based upon developments after the Closing it is determined were underreported in such financial statements or (ii) the costs of satisfying third party contractual commitments relating to the Historical HealthDesk Business in existence at the time of the Closing which exceed the amount reserved therefor on the HealthDesk Closing Balance Sheet; provided however, that Underreserved Liabilities shall be offset by the amount, if any, that HealthDesk realizes from the disposition of the Historical HealthDesk Business in excess of the amount recorded therefor in the HealthDesk Closing Balance Sheet. If during the period following the Closing and before December 31, 1998 Underreserved Liabilities are discovered, which had such Underreserved Liabilities been fully reserved in the HealthDesk Closing Balance Sheet would have resulted in HealthDesk having less than $1 million of working capital as of immediately prior to the Closing, then HealthDesk shall raise such additional equity capital as shall be necessary such that if such capital had been raised prior to the Closing, HealthDesk would have had not less than $1 million in working capital as of the Closing; provided that HealthDesk shall be obligated to raise no more than the amount of the Underreserved Liabilities. If HealthDesk is required to issue additional equity securities in order to satisfy its obligations hereunder ("Additional Equity Shares"), HealthDesk shall simultaneously issue to the MCI Shareholders, in proportion to the number of MCI Shares held by each, a number of shares of HealthDesk capital stock equal to two-thirds (2/3) of the number of Additional Equity Shares.

                      (b) If, as of the Closing, the HealthDesk Closing Balance Sheet indicates that HealthDesk's working capital is less than $1 million (the "Shortfall"), HealthDesk covenants to use its best efforts to sell to either or both of John Pappajohn and Edgewater Private Equities, or their related entities, a number of shares of Common Stock of HealthDesk, at a price equal to $0.50 per share (the "Shortfall Shares"), such that the proceeds to HealthDesk from the sale of such securities equals the Shortfall. Notwithstanding the foregoing, in the event HealthDesk signs an agreement regarding the sale of the Historical HealthDesk Business, the amounts to be paid to HealthDesk pursuant to such agreement shall be credited to HealthDesk and used to offset any Shortfall prior to the sale of any Shortfall Shares.

               8. Mutual Covenants.

                  8.1 Confidentiality. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, consultants and permitted sublicensees who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer which protects the Confidential Information of the Disclosing Party. The Receiving Party shall promptly give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information, which remedies shall include injunctive relief without the necessity of posting a bond or proving damages. These obligations shall not apply to the extent that Confidential Information includes information which:

                      (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

                      (b) is, or, through no act or failure to act of the Receiving Party, becomes publicly known;

                      (c) is received by the Receiving Party from a third party without restriction on disclosure;

                      (d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

                      (e) is approved for release by written authorization of the Disclosing Party; or

                      (f) is required to be disclosed by a government agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

                  8.2 Exclusivity. Until the earlier of the Closing Date and July 20, 1998, MCI agrees that it will not (and that it will use best efforts to assure that its employees, agents and affiliates do not on its behalf) discuss or enter into any agreement concerning the sale or acquisition of MCI, its stock (including by means of any public offering thereof, but excluding issuance of stock and options to employees in the ordinary course of business consistent with past practices) or a substantial part of its assets with any party other than HealthDesk, and that any such discussions presently in progress will be terminated or suspended during that period. MCI represents and warrants that it has the legal right to terminate or suspend any such pending negotiations and agrees to indemnify HealthDesk, its representatives and agents from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of the Merger.

                  8.3 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  8.4 Tax-Free Organization. Each party shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

               9. The Closing.

                  9.1 Merger. On the date of the Closing, but not prior to the Closing, the Agreement of Merger shall be filed with the office of the Secretary of State of the State of California and the merger of Sub with and into MCI shall be consummated.

                  9.2 Additional Documents.

                      (a) At any time and from time to time at or after the Closing, the parties shall at the request of the other party execute and deliver or cause to be executed and delivered all such assignments, consents and other documents and take or cause to be taken all such other actions as either party may reasonably deem necessary or desirable, in order to more fully and effectively carry out the intents and purposes of this Agreement.

                      (b) MCI shall execute and deliver to HealthDesk a statement meeting the requirements of Treasury Regulation Section 1.897-2(h)(2) stating that interests in MCI are not United States real property interests.

              10. Conditions to MCI's Obligations.

                  MCI's obligations hereunder are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by MCI, but only in a writing signed by MCI):

                  10.1 Accuracy of Representations and Warranties. The representations and warranties of HealthDesk and Sub set forth in Section 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing and the conditions to MCI's obligations set forth under Sections 10.1, 10.2, 10.3 and 10.4 shall have been satisfied. MCI shall receive a certificate to such effect from an executive officer of HealthDesk.

                  10.2 Covenants. HealthDesk and Sub shall have performed and complied with all of their covenants contained in Sections 7 and 8 to be performed on or before the Closing, and HealthDesk shall deliver to MCI a certificate executed by an executive officer of HealthDesk at Closing stating that such condition has been satisfied.

                  10.3 No Litigation. No litigation or proceeding shall be threatened or pending against HealthDesk or Sub with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and MCI shall receive a certificate to such effect signed by an executive officer of HealthDesk.

                  10.4 Authorizations. MCI shall have received from HealthDesk and Sub written evidence that the execution, delivery and performance of HealthDesk and Sub's obligations under this Agreement and the Agreement of Merger have been duly and validly approved and authorized by the Board of Directors of HealthDesk and Sub, respectively, and the shareholder of Sub.

                  10.5 Government Consents. There shall have been obtained at or prior to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

                  10.6 Opinion of HealthDesk's Counsel. MCI shall have received from counsel to HealthDesk an opinion in substantially the form attached hereto as Exhibit B.

                  10.7 Employment Offers and Other Agreements. The Shareholders shall have entered into non-compete agreements with HealthDesk in substantially the same form as attached hereto as Exhibit C, and employment agreements in substantially the form as attached hereto as Exhibit D. Without limiting the generality of the foregoing, Bill Childs shall be named Chairman of the Board and CEO of HealthDesk effective as of the Closing.

                  10.8 Series B Financing. HealthDesk shall have raised not less than $300,000 through the issuance of additional Series B Preferred Stock or Common Stock.

                  10.9 Amendment of Series B Terms. MCI, the Shareholders and HealthDesk shall have entered into an agreement, substantially in the form attached hereto as Exhibit E, which amends the terms of the Series B Preferred Stock such that the Conversion Price as defined in the Certificate of Determination for the Series B Preferred Stock shall be fixed at $0.50 per share and such shares shall automatically convert into HealthDesk Common Stock upon the Closing.

                  10.10 Option Reserve. The Board of Directors of HealthDesk shall have approved an increase in the number of shares authorized for issuance under the Company's 1995 Stock Option Plan to 3,000,000 shares.

                  10.11 Board of HealthDesk. Effective as of the Closing, the Board of Directors of HealthDesk shall be composed of John Pappajohn, Joseph R. Dunham, Bill Childs and two additional persons to be mutually agreed by MCI and HealthDesk.

                  10.12 Working Capital. As of the Closing, HealthDesk shall have net working capital of not less than $1 million, including not less than $1 million in cash.

                  10.13 Lock-up. John Pappajohn and Edgewater Private Equities shall have signed an lock-up agreement, in the form attached hereto as Exhibit F, pursuant to which each agrees not to sell or otherwise dispose of HealthDesk Common Stock for a period of a year following the Closing unless otherwise approved by a majority of the disinterested members of HealthDesk's Board of Directors.

                  10.14 Registration Rights Agreement. The Shareholders and HealthDesk shall have entered into a registration rights agreement, substantially in the form attached hereto as Exhibit G, with respect to the HealthDesk Shares issued to the Shareholders.

              11. Conditions to HealthDesk and Sub's Obligations.

                  HealthDesk's and Sub's obligations hereunder are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by HealthDesk, but only in a writing signed by HealthDesk):

                  11.1 Accuracy of Representations and Warranties. The representations and warranties of MCI contained in Section 3 and the Principal Shareholders in Section 5 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing and the conditions to HealthDesk's and Sub's obligations set forth under Sections 11.1, 11.2, 11.3 and
11.4 shall have been satisfied. HealthDesk shall receive a certificate to such effect from an executive officer of MCI.

                  11.2 Covenants. MCI shall have performed and complied with all of its covenants set forth in this Agreement on or before the Closing.

                  11.3 No Litigation. On and as of the Closing, no litigation or proceeding shall be threatened or pending against MCI for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would have a material adverse effect on the business, liabilities, income, property, operations or prospects of MCI subsequent to the Closing.

                  11.4 Authorizations. HealthDesk shall have received from MCI written evidence that (i) the execution, delivery and performance of this Agreement and the Agreement of Merger have been duly and validly approved and authorized by its Board of Directors and (ii) all of the MCI Shareholders have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  11.5 No Adverse Development. There shall be no order, decree, or ruling by any court or Governmental Body or threat thereof or any other fact or circumstance, which might prohibit or render illegal or have a Material adverse effect on the business, prospects, liabilities, income, property, assets or operations of MCI subsequent to the Closing. MCI shall not have sustained a loss, whether or not insured, by reason of physical damage caused by fire, flood or earthquake, accident or other calamity which materially affects the MCI Balance Sheet or its ability to carry on its business as proposed to be conducted, and which, in the judgment of HealthDesk, renders it inadvisable to proceed with the Closing. There shall have been no other event which, in the reasonable judgment of HealthDesk, has a material and adverse effect on MCI's assets, business, liabilities, income, property, assets, prospects or operations subsequent to the Closing.

                  11.6 Required Consents. HealthDesk shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by HealthDesk's legal counsel to provide for the continuation in full force and effect of any and all contracts and leases of MCI.

                  11.7 Opinion of MCI's Counsel. HealthDesk shall have received from counsel to MCI, an opinion substantially in the form attached hereto as Exhibit B.

                  11.8 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

                  11.9 Due Diligence. There shall have been prior to the Closing Date satisfactory completion of a review by HealthDesk and its Representatives of MCI's business, financial, technical and legal affairs.

                  11.10 Suitability of MCI Shareholders. Each of the MCI Shareholders shall have confirmed in writing his or her suitability to receive the HealthDesk Shares by means of an Investor Representation Letter in the form attached hereto as Exhibit I.

                  11.11 Employment Offers and Other Agreements. The Shareholders shall have entered into non-compete and employment agreements with HealthDesk in substantially the same form as attached hereto as Exhibits C and D; all other employees and consultants of MCI as of the Closing shall have accepted employment (or consultant positions, as appropriate) with HealthDesk or MCI on terms satisfactory to HealthDesk; such employees and consultants shall have entered into confidentiality and inventions agreements in HealthDesk's standard form.

                  11.12 Audited Financial Statements. MCI shall have delivered to HealthDesk its financial statements as of December 31, 1998 and for the period then ended accompanied by an unqualified auditor's opinion thereon and such financial statements shall not reveal any fact which shall be a breach of any of the representations or warranties of MCI or the Shareholders herein.

                  11.13 Shareholder Approval. The shareholders of HealthDesk shall have approved the transactions contemplated hereby.

                  11.14 Amendment of Series B Terms. MCI, the Shareholders and HealthDesk shall have entered into an agreement, substantially in the form attached hereto as Exhibit E, which amends the terms of the Series B Preferred Stock such that the Conversion Price as defined in the Certificate of Determination for the Series B Preferred Stock shall be fixed at $0.50 per share and such shares shall automatically convert into HealthDesk Common Stock upon the Closing.

                  11.15 Registration Rights Agreement. The Shareholders and HealthDesk shall have entered into a registration rights agreement, substantially in the form attached hereto as Exhibit G, with respect to the HealthDesk Shares issued to the Shareholders.

                  11.16 Lock-up. The Shareholders shall have signed an lock-up agreement, in the form attached hereto as Exhibit F, pursuant to which each agrees not to sell or otherwise dispose of HealthDesk Common Stock for a period of a year following the Closing unless otherwise approved by a majority of the disinterested members of HealthDesk's Board of Directors.

              12. Termination of Agreement.

                  12.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

                  12.2 Failure to Fulfill Conditions. Either HealthDesk or MCI may terminate this Agreement if the Merger has not been consummated by December 31, 1998 (provided that the right to terminate this Agreement under this Section
11.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date). Any termination of this Agreement under this Section 11.2 shall be effective by the delivery of notice of the terminating party to the other parties hereto.

                  12.3 No Liability. Any termination of this Agreement pursuant to this Section 12 shall be without further obligation or liability upon any party in favor of any other party hereto.

                  12.4 Effect of Termination. The termination of the Agreement pursuant to this Section 12 shall terminate all sections hereof other than
Section 8.1.

              13. Miscellaneous.

                  13.1 Governing Laws. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  13.2 Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

                  13.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  13.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the documents referenced herein, and the exhibits and schedules thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  13.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

                  13.6 Expenses. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. In the event the Merger is consummated, all legal and accounting fees incurred by MCI and the MCI Shareholders in connection with the Merger up to $25,000 shall be payable by HealthDesk upon presentation of an adequate and appropriate bill. Any expenses in excess of such amount shall be deemed to be expenses of the MCI Shareholders, shall be borne by the MCI Shareholders and shall not become obligations of MCI, HealthDesk or the Surviving Corporation. The MCI Shareholders shall make arrangements satisfactory to HealthDesk at or prior to the Closing for the satisfaction of such amounts.

                  13.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

                  13.8 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  13.9 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto.

                  13.10 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

                  13.11 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

                  13.12 Notices. Any notice provided for or permitted under this Agreement will be treated as having been received (a) when delivered personally,
(b) when sent by confirmed telex or telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or
(d) three (3) days following when mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.12.

          MCI:                       Bill Childs, President
                                     MC Informatics, LLC
                                     6299 Lone Peak Drive
                                     Evergreen Colorado  80439

          With copy to:              Bob Johnson, Esq.
                                     Madden, Jones, Cole & Johnson
                                     111 W. Ocean Blvd., Suite 1300
                                     Long Beach, California  90802-2210

          HealthDesk or Sub:         HealthDesk Corporation
                                     c/o Joseph Dunham
                                     Equity Dynamics Inc.
                                     116 Financial Center
                                     Des Moines, IA  50309

          With copy to:              Gray Cary Ware & Freidenrich LLP
                                     400 Hamilton Avenue
                                     Palo Alto, CA 94301
                                     Facsimile:  (650) 327-3699
                                     Attention:  Peter M. Astiz, Esq.

                  13.13 Time. Time is of the essence of this Agreement.

                  13.14 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

                  13.15 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 13.15.

                  13.16 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                  13.17 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  13.18 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

HEALTHDESK CORPORATION                       MC INFORMATICS, INC.


By: _______________________________          By: _______________________________

Title: ____________________________          Title: ____________________________


MC ACQUISITION CORPORATION                   PRINCIPAL SHAREHOLDERS:




By: _______________________________          ___________________________________
                                             Bill Childs
Title: ____________________________
                                             ___________________________________
                                             Garfield Thompson







            [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]

                                    EXHIBIT A

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER, dated as of _________, 1998 (the "Merger Agreement"), is made and entered into by and among MC Acquisition Corporation, a California corporation ("Sub"), MC Informatics, Inc., a California corporation ("MCI" or "Surviving Corporation"), and HealthDesk Corporation, a California corporation ("HealthDesk"). MCI and Sub are collectively referred to as the "Constituent Corporations."

                                    RECITALS

         A. HealthDesk is the beneficial and record owner of all of the outstanding shares of the capital stock of Sub.

         B. Prior to the execution of this Merger Agreement, the Constituent Corporations, HealthDesk and certain shareholders of MCI have entered into an Agreement and Plan of Reorganization dated as of July ___, 1998 (the "Reorganization Agreement"), providing for certain representations, warranties and agreements in connection with the transactions contemplated.

         C. The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interests of the shareholders of the Constituent Corporations that MCI be acquired by HealthDesk through a merger of Sub with and into MCI (the "Merger").

         NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

                                    ARTICLE 1
                          THE CONSTITUENT CORPORATIONS

         Section 1.1

         a. MCI was incorporated under the laws of the State of California on June 19, 1998.

         b. The authorized capital of MCI consists of 1,000,000 shares of Common Stock (the "MCI Common Stock").

         c. On the business day immediately preceding the date hereof, 1,000,000 shares of MCI Common Stock were issued and outstanding.

         Section 1.2

         a. Sub was incorporated under the laws of the State of California on July 24, 1998.

         b. Sub is authorized to issue an aggregate of 1,000 shares of common stock, $0.01 par value ("Sub Stock").

         c. On the date hereof, an aggregate of 1,000 shares of Sub Stock were issued and outstanding.

                                    ARTICLE 2
                                   THE MERGER

         Section 2.1

         a. The Merger shall become effective on the date and time ("Effective Time") that this Agreement of Merger and officers' certificates of each Constituent Corporation are filed with the Secretary of State of California pursuant to Section 1103 of the California General Corporation Law ("CGCL").

         b. At the Effective Time, Sub shall be merged with and into MCI and the separate corporate existence of Sub shall thereupon cease. MCI shall be the Surviving Corporation in the Merger and the separate corporate existence of MCI, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

         Section 2.2 The Merger shall have the effects set forth in this Agreement of Merger and in the CGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

                                    ARTICLE 3
                        ARTICLES OF INCORPORATION, BYLAWS
                                       OF
                            THE SURVIVING CORPORATION

         Section 3.1 The Articles of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and such Articles of Incorporation.

         Section 3.2 The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                                    ARTICLE 4
                      MANNER AND BASIS OF CONVERTING SHARES
                         OF THE CONSTITUENT CORPORATIONS

         Section 4 As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of MCI Common Stock:

         a. [Each share of Sub Stock which is outstanding immediately prior to the Effective Time shall be converted into one share of the capital stock of the Surviving Corporation.]

         b. All outstanding shares of MCI Common Stock shall be converted into an aggregate of ______________ shares (the "Exchange Ratio") of HealthDesk common stock, no par value ("HealthDesk Common Stock"). Each holder of MCI Common Stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of HealthDesk Common Stock (after taking into account all of the certificates representing MCI Common Stock delivered by such holder) shall receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of HealthDesk Common Stock multiplied by the average closing price of a share of HealthDesk Common Stock reported on the Nasdaq SmallCap Market for the five (5) most recent trading days ending on the trading day immediately prior to the Effective Time.

                                    ARTICLE 5
                            TERMINATION AND AMENDMENT

         Section 5.1 Notwithstanding the approval of this Agreement of Merger by the shareholders of MCI and Sub, this Agreement of Merger may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of MCI and Sub.

         Section 5.2 Notwithstanding the approval of this Agreement of Merger by the shareholders of MCI and Sub, this Agreement of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided at any time prior to the Effective Time.

         Section 5.3 In the event of the termination of this Agreement of Merger as provided above, this Agreement of Merger shall forthwith become void and there shall be no liability on the part of MCI or Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

         Section 5.4 This Agreement of Merger may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either MCI or Sub but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders of either MCI or Sub without obtaining such further approval. This Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                       (SIGNATURES SET FORTH ON NEXT PAGE)

         IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.

MC ACQUISITION CORPORATION                    HEALTHDESK CORPORATION
(a California corporation)                    (a California corporation)


By: _________________________________         By: ______________________________

Name:  ______________________________         Name:_____________________________
Title:                                        Title:


MC INFORMATICS, INC.
(a California corporation)


By: _________________________________

Name:  ______________________________
Title:

                                    EXHIBIT B

              FORM OF OPINION OF COUNSEL TO HEALTHDESK CORPORATION

         1. HealthDesk is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to carry on its business as it is now being conducted and is proposed to be conducted.

         2. All of the HealthDesk Shares will be, when issued in accordance with the terms of Merger Agreement, validly issued, fully paid, nonassessable and free of all preemptive rights.

         3. HealthDesk has the corporate power and authority to enter into the Merger Agreement, the Agreement of Merger and the other Transaction Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Merger Agreement, the Agreement of Merger and the other Transaction Documents to which HealthDesk is a party, and the consummation of the transactions contemplated thereby have been duly authorized by the board of directors of HealthDesk, and no other corporate proceedings are necessary to authorize the Merger Agreement, the Agreement of Merger or the other Transaction Documents.

         4. The Merger Agreement, the Agreement of Merger and the other Transaction Documents to which HealthDesk constitute valid and binding obligations of HealthDesk, enforceable against HealthDesk in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

         5. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body required by HealthDesk or with respect to its assets or properties or otherwise for the consummation of the transactions contemplated by the Merger Agreement and the Agreement of Merger that has not been obtained, except for acceptance for filing of the Agreement of Merger by the Secretary of State for the State of California.

                                  EXHIBIT C

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Agreement is made as of the Effective Date (as defined below) by and among HealthDesk Corporation, a California corporation ("HDC"), MC Informatics, Inc., a California corporation ("MCI"), and ___________________ , an individual (the "Employee").

                                    RECITALS

         A. WHEREAS, HDC, MC Acquisition Corporation, a California corporation and wholly-owned subsidiary of HDC ("Sub"), MCI and certain shareholders ("Shareholders") of MCI entered into an Agreement and Plan of Reorganization as of July ___, 1998 (the "Merger Agreement"), which provides that Sub merge with and into MCI, with MCI the surviving corporation (the "Merger"), and HDC will acquire all of the issued and outstanding shares of capital stock of MCI together with all of the goodwill of MCI related to the business being conducted by MCI, as more specifically defined in Appendix I to this Agreement (the "Business").

         B. WHEREAS, the Employee is a Shareholder and a key employee of MCI, has been actively involved in the management of MCI and is receiving significant consideration pursuant to the terms of the Merger Agreement, including a significant number of shares of HDC capital stock, in exchange for all of the Employee's shares of MCI.

         C. WHEREAS, in order to preserve the value of the shares of capital stock being acquired by HDC, the Merger Agreement contemplates, among other things, that the Employee enter into this Agreement and that the effective date of this Agreement (the "Effective Date") shall be the Closing Date (as defined in the Merger Agreement).

         NOW, THEREFORE, in consideration of the mutual promises and representations made in this Agreement, HDC, MCI and the Employee agree as follows:

            1. Non-competition.

               (a) Until the earlier of (i) the termination by MCI or HDC of the Employee's employment with MCI or HDC for any reason other than for Cause (as defined below) or (ii) the third anniversary of the Effective Date (the "Restricted Period"), the Employee will not directly or indirectly, as an owner, partner, stockholder, joint venturer, corporate officer, director, employee, consultant, principal, trustee or licenser, or in any other similar capacity whatsoever of or for any person, firm, partnership, company or corporation: (a) own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of, be involved with the development efforts of, serve as a technical advisor to or supply product to any business that competes with the Business or (b) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or suppliers of MCI or HDC which were contacted, solicited or served by the Employee while an employee of MCI or HDC. Notwithstanding the foregoing, the Employee is permitted to own, individually, as a passive investor up to a one percent (1%) interest in any publicly traded entity. The restrictions set forth in this Section 1 shall be effective within all cities and counties of California, all cities, counties and states of the United States and all other countries in the world.

               (b) If the Employee intentionally or with reckless disregard of his obligations hereunder violates the provisions of Section 1(a), the Employee shall continue to be bound by the restrictions set forth in Section 1(a) from the time such violating activity ceases until a period of three (3) years has expired without any violation of such provisions.

            2. Non-Solicitation.

               (a) While the Employee is employed by MCI or HDC and for a period of two (2) years after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire any employee, sales representative or consultant of MCI or HDC, or induce or attempt to induce such person to terminate his relationship with, or otherwise cease his relationship with MCI or HDC, as the case may be.

               (b) If the Employee intentionally or with reckless disregard of his obligations hereunder violates the provisions of Section 2(a), the Employee shall continue to be bound by the restrictions set forth in Section 2(a) from the time such violating activity ceases until a period of three (3) years has expired without any violation of such provisions.

            3. Confidentiality Agreement. Employee shall be subject to the terms of HDC's standard form of employee confidentiality agreement, a copy of which is attached hereto as Appendix II.

            4. Cause. For the purposes of this Agreement, "Cause" shall mean any material misconduct by the Employee (including, without limitation, disparagement that adversely affects the reputation of MCI or HDC, conviction of a crime involving moral turpitude, substance abuse, misappropriation of funds of MCI, HDC, or any of their affiliates, or dishonesty related to his employment by MCI or HDC) or material failure to perform the Employee's responsibilities in the best interests of MCI or HDC, including, without limitation, breach by the Employee of any material provision of any employment, nondisclosure, non-competition or other similar agreement between the Employee and MCI and/or HDC or failure of the Employee to perform any reasonably assigned duties after written notice from MCI and/or HDC of, and a reasonable opportunity to cure, such failure.

            5. Condition of Merger; Consideration. The Employee agrees that the covenants provided for in Sections 1 and 2 including the term of the Restricted Period and the geographical area encompassed in such covenants, are necessary and reasonable in order to protect HDC and MCI in the conduct of the Business and the utilization of MCI's assets, tangible and intangible, including goodwill, and to preserve and protect the tangible and intangible assets of MCI, including MCI's goodwill, and the customers and trade secrets of which the Employee has and will have knowledge, and in consideration for HDC entering into and performing under the Merger Agreement. All parties agree that the execution, delivery and performance of this Agreement is in consideration of and a condition to the consummation of the Merger and the parties do not ascribe and cannot ascribe a separate consideration or value to the covenants provided in this Agreement.

            6. Dispute Resolution. In the event of any dispute or claim relating to or arising out of the Employee's employment with MCI or HDC pursuant to this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), the Employee, MCI and HDC agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Francisco, California. The Employee acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of such dispute, provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of MCI's or HDC's trade secrets or proprietary information.

            7. Attorneys' Fees. The prevailing party shall be entitled to recover from losing party its attorneys' fees and costs incurred in action brought to enforce any right arising out of this Agreement.

            8. Miscellaneous.

               (a) No Conflict. The Employee represents that the execution and performance by him of this Agreement does not and will not conflict with or breach the terms of any other agreement by which the Employee is bound.

               (b) Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment and does not imply that MCI or HDC will continue his employment for any period of time.

               (c) Interpretation. The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each of the counties in each of the states of the United States of America, one for each province of Canada, and one for any other geographic area where the Business is currently carried on by MCI or HDC. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of Sections 1 or 2 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

               (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (e) Waiver of Rights. No delay or omission by MCI or HDC in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by MCI or HDC on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

               (f) Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of MCI and HDC and are considered by the Employee to be reasonable for such purpose. The Employee acknowledges that his services are needed by virtue of the Merger. The Employee agrees that any breach of this Agreement is likely to cause MCI and HDC substantial and irreparable damage and therefore, in the event of any such breach, the Employee agrees that MCI and HDC, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

               (g) Assignability. HDC and MCI may assign this Agreement to any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of MCI and/or HDC. Neither this Agreement nor any of the rights or obligations of the Employee arising under this Agreement may be assigned or transferred without HDC's or MCI's prior written consent.

               (h) Notices. Any notice provided for or permitted under this Agreement will be treated as having been given (a) when delivered personally,
(b) when sent by confirmed telex or telecopy, (c) on the next business day when sent by commercial overnight courier with written verification of receipt, or
(d) five days (5) after being mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section.

     If to HDC:                                Copy to:
     ----------                                --------
     HealthDesk Corporation                    Gray Cary Ware & Freidenrich LLP
     c/o Joseph Dunham                         400 Hamilton Avenue
     Equity Dynamics Inc.                      Palo Alto, CA 94301
     116 Financial Center                      Attn:  Peter M. Astiz, Esq.
     Des Moines, IA 50309

     If to the Employee
     ------------------
     The address set forth on the
     signature page to this Agreement

               (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of California (or, if appropriate, a federal court located within California), and each party consents to the jurisdiction of such a court.

               (j) Entire Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by any party with respect to the subject matter hereof.

               (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together will constitute one and the same instrument.

         THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

                                               HEALTHDESK CORPORATION
Date: __________________________               By: _____________________________

                                               _________________________________
                                               (print name and title)


                                               MC INFORMATICS, INC.

Date: __________________________               By: _____________________________

                                               _________________________________
                                               (print name and title)


                                               EMPLOYEE


Date: __________________________               _________________________________

                                               _________________________________
                                               (print name)


                                               Address:


                                               _________________________________
                                               _________________________________
                                               _________________________________

                                   APPENDIX I

                          Definition of the "Business"


The "Business" means the designing, developing, marketing, consulting, staffing and selling of management information systems services and support (including hardware and software consulting/advising) to the healthcare industry, within the geographic scope of where MCI does business.

                                  APPENDIX II

                        Form Of Confidentiality Agreement

                                   EXHIBIT D

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into as of ________, 1998 between _______________, a California corporation (the "Company"), and ___________________, an individual ("Employee").

         In consideration of the mutual covenants and conditions set forth herein the parties hereby agree as follows:

         1. Employment. The Company hereby employs Employee in the capacity of [Chief Executive Officer,] reporting directly to the Board of Directors. Employee accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors.

         2. Term. The employment hereunder shall be for a period of 1 year, commencing on ___________,1998 (the "Commencement Date") and shall be automatically renewed for successive one year periods unless earlier terminated as provided in Section 5. Employee's employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the business of the Company.

         3. Compensation and Benefits.

            3.1 Salary. For the performance of Employee's duties hereunder, the Company shall pay Employee an annual pay an annual salary of _________, payable (less required withholdings) no less frequently than twice monthly.

            3.2 Bonus. During the first employment year, the Board of Directors and Employee will establish a mutually acceptable bonus plan for the second and subsequent employment years, which will become effective upon the closing of the merger with HealthDesk Corporation pursuant to the terms of the Agreement and Plan of Reorganization by and among _________, dated July __, 1998, and (i) will provide Employee with appropriate incentives and the opportunity to earn bonus amounts comparable to those available to top executives officers of similar companies, and (ii) may base the bonus awards on the amount of earnings per share for the Company, as defined by generally accepted accounting principles ("GAAP").

            3.3 Stock Options. Upon commencement of Employee's employment hereunder, the Company shall grant to Employee options under the Company's Stock Option Plan to purchase __________ shares of the Company's common stock at an exercise price of $________ per share. The options will vest in accordance with the Company's Stock Option Plan. Option shares will not vest after Termination, as set forth in Section 5 of this Agreement. Employee shall be considered for participation in plans under which additional options or stock awards may be granted to top executive personnel.

            3.4 Benefits. Employee shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, and any other benefits as are made available to the Company's top executive personnel, all in accordance with the Company's benefits program in effect from time to time.

            3.5 Reimbursement of Expenses. Employee shall be entitled to be reimbursed for all reasonable expenses incurred by Employee in connection with and reasonably related to the furtherance of the Company's business, including, but not limited to, expenses for travel, meals and entertainment.

            3.6 Annual Review. On each anniversary of the Commencement Date, the Board of Directors will review Employee's performance and compensation hereunder (including salary, bonus and stock options and/or other equity incentives) and will consider whether to increase such compensation, but will not have authority, as the result of such review, to decrease any portion of such compensation without the written consent of Employee.

         4. Change of Control. In the event of a Change of Control of the Company (as defined below), all options or warrants then granted to Employee which are unvested at the date of the Change of Control will be vested immediately prior to the Change of Control event. In addition, notwithstanding the provisions of Section 5.2(b), in the event of a termination of Employee's employment without cause hereunder by the Company following a Change of Control, the Company will promptly pay Employee, in addition to the amounts required under Section 5.2(a), a lump sum severance amount, payable immediately upon such termination of employment, equal to one (1) year of salary at the then current rate, excluding bonus.

         As used herein, a "Change of Control" of the Company shall be deemed to have occurred:

                (a) Upon the consummation, in one transaction or a series of related transactions, of the sale or other transfer of voting power (including voting power exercisable on a contingent or deferred basis as well as immediately exercisable voting power) representing more than fifty percent (50%) of the voting control of the Company to a person or group of related persons who, on the date of this Agreement, does not have effective voting control of the Company, whether such sale or transfer results from a tender offer or otherwise; or

                (b) Upon the consummation of a merger or consolidation in which the Company is a constituent corporation and in which the Company's shareholders immediately prior thereto will beneficially own, immediately thereafter, securities of the Company or any surviving or new corporation resulting therefrom having less than fifty percent (50%) of the voting power of the Company or any such surviving or new corporation; or

                (c) Upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all its assets to any person or group or related persons.

         5. Termination.

            5.1 Termination Events. The employment hereunder will terminate upon the occurrence of any of the following events:

                (a) Employee dies;

                (b) the Company, by written notice to Employee or his personal representative, discharges Employee due to the inability to perform the duties assigned to him hereunder for a continuous period exceeding ninety (90) days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician; provided, however, that prior to discharging Employee due to such disability, the Company shall give a written statement of findings to Employee or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Employee shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings;

                (c) Employee is discharged by the Board of Directors of the Company for cause. As used in this Agreement, the term "cause" shall mean:

                    (i) Employee's conviction of (or pleading guilty or nolo contenders to) a felony or any misdemeanor involving dishonesty or moral turpitude; provided, however, that prior to discharging Employee for cause, the Company shall give a written statement of findings to Employee setting forth specifically the grounds on which cause is based, and Employee shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings;

                    (ii) the willful and continued failure of Employee to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after a written demand for substantial performance is requested by the Company's Board of Directors, which specifically identifies the manner in which it is claimed Employee has not substantially performed his duties, or (b) Employee is willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company. For purposes of this Section no act or failure to act on Employee's part shall be considered "willful" if done, or omitted to be done, by Employee in good faith and with reasonable belief that Employee's action or omission was in the best interest of the Company.

No termination shall be effected for cause unless Employee has been provided with specific information as to the acts or omissions which form the basis of the allegation of cause, and Employee has had an opportunity to be heard, with counsel if he so desired, before the Board of Directors and such Board determines, by majority vote, in good faith that Employee was guilty of conduct constituting "cause" as herein defined, specifying the particulars thereof in detail.

                (d) Employee is discharged by the Board of Directors of the Company without cause, which the Company may do at any time, with at least ten
(10) days advance written notice;

                (e) Employee voluntarily terminates his employment due to either
(i) a default by the Company in the performance of any of its obligations hereunder, or (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten (10) days following its receipt of written notice thereof from Employee; or

                (f) Employee voluntarily terminates his employment for any reason other than the Company's default or an Adverse Change in Duties, which Employee may do at any time with at least thirty (30) days advance notice.

         As used herein, "Adverse Change in Duties" means an action or series of actions taken by the Company, without Employee's prior written consent, which results in:

         (1) A change in Employee's reporting responsibilities, titles, job responsibilities or offices which results in a material diminution of his status, control or authority; or

         (2) The assignment to Employee of any positions, duties or responsibilities which are materially inconsistent with Employee's positions, duties and responsibilities or status with the Company; or

         (3) A requirement by the Company that Employee be based or perform his duties anywhere other than (i) at the Company's corporate office location on the date of this Agreement, or (ii) if the Company's corporate office location is moved after the date of this Agreement, at a new location that is no more than sixty (60) miles from such prior location; or

         (4) A failure by the Company to provide for Employee's participation in any current or future benefits or plans at a level or to an extent commensurate with (i.e., at a value of at least seventy percent (70%)) that of other top executives (i.e., vice presidents or above) of the Company.

            5.2 Effects of Termination.

                (a) Upon termination of Employee's employment hereunder for any reason, the Company will promptly pay Employee all compensation owed to Employee and unpaid through the date of termination (including, without limitation, salary and employee expenses reimbursements).

                (b) In addition, if the employment is terminated under Sections 5.1(b), (d) or (e), the Company shall also pay Employee a severance amount equal to one-half of the then applicable annual salary, excluding bonus, equally divided over a six month period.

                (c) Upon termination of Employee's employment, the Employee will return all warrants granted to Employee.

         Employee acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Employee from continuing to engage in such breach.

         If any restriction set forth in this paragraph is held to be unreasonable, then Employee and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be reasonable.

         6. General Provisions.

            6.1 Assignment. Neither party may assign or delegate any of his or its rights or obligations under this Agreement without the prior written consent of the other party.

            6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

            6.3 Modifications. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

            6.4 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and Employee and Employee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

            6.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict of law principles.

            6.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

            6.7 Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

            6.8 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to __________________________, and in the case of Employee, to the address shown for Employee on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

            6.9 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision or any other provision of this Agreement.

            6.10 Legal Fees and Expenses. In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute, unless otherwise prohibited by applicable law or a court of competent jurisdiction.

            6.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement, effective as of the day and year first above written.




COMPANY                                      EMPLOYEE

___________________________________          ___________________________________
a California corporation


By:________________________________

                                    EXHIBIT E

                             SHAREHOLDERS AGREEMENT


THIS AGREEMENT is entered into this __ day of _______, 1998, by and among HealthDesk Corporation, a California corporation (the "Company"), and the holders of the Company's Series B Preferred Stock (the "Series B Stock") as set forth on Schedule I attached hereto (individually a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

WHEREAS, the Company has issued an aggregate of ____ shares of Series B Stock to the Shareholders, which shares of Series B Stock have the rights, preferences, privileges and restrictions as set forth in the Company's Certificate of Determination of Rights, Preferences, Privileges and Restriction of Series B Stock, filed with the California Secretary of State on May 13, 1998 (the "Certificate");

WHEREAS, the Company has entered into an Agreement and Plan of Reorganization (the "Merger Agreement") dated August 18, 1998, with MC Informatics, Inc., a California corporation ("MCI"), pursuant to which the Company will acquire all of the outstanding capital stock of MCI in exchange for shares of the Company's Common Stock (the "Acquisition"); and

WHEREAS, it is a condition to closing the Acquisition that the Shareholders agree to amend certain rights, preferences and privileges of the Series B Stock, including the price at which the Series B Stock will convert into shares of Common Stock, and the events which upon which the Series B stock will convert automatically into Common Stock.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

                                    AGREEMENT

         1. Mandatory Conversion. Notwithstanding anything to the contrary set forth in Section 4(b) of the Certificate, the Series B Stock shall be automatically and without further action into fully paid and nonassessable shares of Common Stock immediately upon the closing of the Acquisition.

         2. Conversion Price. Notwithstanding anything to the contrary set forth in Section 4(d) of the Certificate, the Conversion Price of Series B Stock shall be Fifty Cents ($0.50) per share.

         3. Miscellaneous.

            3.1 Governing Laws. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

            3.2 Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto provided that no party hereto shall assign this Agreement to any such entity without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

            3.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

            3.4 Entire Agreement. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

            3.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

            3.6 Expenses. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. In the event the transactions contemplated by this Agreement are consummated, all legal, accounting, investment banking, broker's and finder's fees incurred by the Shareholders in connection with these transactions shall be deemed to be expenses of the Shareholders and shall be paid by the Shareholders.

            3.7 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

            3.8 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

            3.9 Attorneys' Fees. Should suit or arbitration proceeding be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

            3.10 Notices. Any notice provided for or permitted under this Agreement will be treated as having been given (a) when delivered personally,
(b) when sent by confirmed telex or telecopy, (c) on the next business day when sent by commercial overnight courier with written verification of receipt, or
(d) five days after being mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section.

         The Company:

                  HealthDesk Corporation
                  c/o Joseph Dunham
                  Equity Dynamics Inc.
                  2116 Financial Center
                  Des Moines, IA  50309

         With copy to:

                  Gray Cary Ware & Freidenrich LLP
                  400 Hamilton Avenue
                  Palo Alto, CA 94301
                  Attention:  Peter M. Astiz, Esq.

         Shareholders:     c/o
                  ________________________________
                  ________________________________
                  ________________________________

         With copy to: ___________________________
                  ________________________________
                  ________________________________
                  Attention:  ____________________

            3.11 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

            3.12 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

            3.13 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

            3.14 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

            3.15 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

            3.16 Jurisdiction. Any controversy or claim arising out of, or relating to, this Agreement or any alleged breach thereof, shall be adjudicated in a state or federal court located in Alameda County, California. Each of the parties hereto consents to personal jurisdiction before such courts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

HEALTHDESK CORPORATION                     SHAREHOLDER


By: _____________________________          By: _____________________________

                                  SCHEDULE I

          Holders of Series B Preferred Stock of HealthDesk Corporation

                                    EXHIBIT F

                                LOCK-UP AGREEMENT


____________, 1998



HealthDesk Corporation
2560 Ninth Street, Suite 220
Berkeley, CA  94710

Ladies and Gentlemen:

The undersigned understands that pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated July ___, 1998, by and among HealthDesk Corporation, a California corporation ("HDC"), MC Acquisition Corporation, a California corporation and a wholly-owned subsidiary of HDC ("Sub"), MC Informatics, Inc., a California corporation ("MCI") and certain shareholders of MCI, Sub shall be merged with and into MCI, with MCI the surviving corporation (the "Merger").

Pursuant to the Merger Agreement, and in consideration of the terms of the Merger and other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, from the date hereof until and including twelve (12) months after the date of the closing of the Merger, not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of capital stock of HDC (the "HDC Capital Stock"), any options or warrants to purchase any shares of HDC Capital Stock or any securities convertible into or exchangeable for shares of HDC Capital Stock (collectively, "Securities"), now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Agreement, or (ii) with the prior written consent of HDC. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with HDC's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement.


                                       Very truly yours,


                                       By: _____________________________________

                                       Print Name: _____________________________

                                       Its: ____________________________________




Accepted as of the date
first set forth above:

HEALTHDESK CORPORATION

By: ________________________________

Print Name: ________________________

Its: _______________________________

                                    EXHIBIT G

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made as of the ____ day of _______, 1998, by and between HealthDesk Corporation, a California corporation (the "Company"), and each other person or entity executing this Agreement.

                                    RECITALS

         WHEREAS, the Company has issued shares of its common stock, no par value (the "Common Stock") to certain investors (the "Investors") pursuant to the terms of the Agreement and Plan of Reorganization by and among the Company, MC Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company, MC Informatics, Inc., a California corporation ("MCI") and certain shareholders of MCI (the "Merger");

         WHEREAS, the Company and the Investors desire to provide for certain arrangements with respect to the registration of shares of Common Stock of the Company under the Securities Act of 1933, as amended (the "Securities Act"), held by the Investors as provided in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

                                    AGREEMENT

         1. Registration Rights. The Company covenants and agrees as follows:

            1.1 Definitions. For purposes of this Paragraph 1:

                (a) The term "register," and "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document;

                (b) The term "Registrable Securities" means (1) the shares of Common Stock issued to the Investors in connection with the Merger and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned or pursuant to an effective registration statement or to the public pursuant to an exemption from registration requirements under the Securities Act;

                (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities; and

                (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.

            1.2 Request for Registration.

                (a) If the Company shall receive at any time after the date of this Agreement and prior to the one year anniversary of this Agreement, a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding, then the Company shall promptly give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within thirty (30) days of the mailing of such notice by the Company in accordance with Section 2.5.

                (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and approved by the Company, which approval shall not unreasonably be withheld. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holder shall so advise all Holders of Registrable Securities that may be included in the underwriting that such number of Registrable Securities to be included shall be allocated among all such Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                (c) The Company is obligated to effect only one (1) such registration pursuant to this Section 1.2.

                (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

            1.3 Company Registration.

                (a) If (but without any obligation to do so) at any time after _______, 1999, and prior to _______, 2000, the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                (b) The Company is obligated to effect only two (2) such registrations pursuant to this Section 1.3.

            1.4 Obligations of the Company. Whenever required under this Paragraph 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days for the purpose of selling all stock or securities registered with the SEC.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter or such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Paragraph 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Paragraph 1 if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "cold comfort" letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

            1.5 Furnish Information.

                (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a).

            1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to Section 1.2, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2. Fees and disbursements of counsel and accountants for the selling Holders and any other expenses incurred by the selling Holders not expressly included above shall be borne by the selling Holders.

            1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to all registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including, without limitation, all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

            1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities, including Registrable Securities and all other securities the holders of which have similar rights, of the selling shareholders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment of any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

            1.9 Delay of Registration. No Holder shall have any right to obtain or seek any injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Paragraph 1.

            1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Paragraph 1:

                 (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities and Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                 (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon and in conformity with written information furnished by such Holder for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                 (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                 (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as it appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                 (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                 (f) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Paragraph 1, and otherwise.

            1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                 (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and 1934 Act; and

                 (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

            1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Paragraph 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

            1.13 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

            1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after __________, 2000.

         2. Miscellaneous.

            2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without giving effect to principles of conflicts of laws.

            2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            2.5 Notices. Unless otherwise provided, any noticed required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon person delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

            2.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.6 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

            2.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            2.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

            2.9 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.



                   Remainder of Page Intentionally Left Blank

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


HealthDesk Corporation
By:_____________________________________________________
      Joseph Dunham
      Chairman and Chief Executive Officer

Address:  2560 Ninth Street
             Suite 220
             Berkeley, CA 94710

INVESTOR:
________________________________________________________
[Type or Print Name]

By:_____________________________________________________

Print Title:____________________________________________

Address: _______________________________________________
         _______________________________________________
         _______________________________________________